UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois		60085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders for WMS Industries Inc. (the “Company”) was held on December 9, 2010. The stockholders elected all of the Company’s nominees for director to serve on the Company’s Board until the 2011 Annual Meeting or until their respective successors are elected and qualify, except that in accordance with our By-laws such service will terminate immediately if any gaming regulatory authority communicates its determination that such individual is not suitable for being licensed or is not licensable by such authority. The stockholders also ratified the appointment of Ernst and Young as the Company’s independent registered public accounting firm for fiscal year 2011. There we no other proposals up for a vote.

(1)	Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Robert J. Bahash	52,394,000	101,805	2,201,308
Brian R. Gamache	50,352,343	2,143,462	2,201,308
Patricia Nazemetz	52,387,533	108,272	2,201,308
Louis J. Nicastro	49,857,792	2,638,013	2,201,308
Neil D. Nicastro	50,261,425	2,234,380	2,201,308
Edward W. Rabin, Jr.	52,388,596	107,209	2,201,308
Ira S. Sheinfeld	50,770,210	1,725,595	2,201,308
Bobby L. Siller	52,394,357	101,448	2,201,308
William J. Vareschi, Jr.	52,371,288	124,517	2,201,308

(2)	Ratification of Ernst and Young as independent registered public accounting firm:

For:	54,592,624
Against:	86,841
Abstain:	17,648
Broker Non-Vote:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.
Date: December 14, 2009
/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary